ARTICLES OF AMENDMENT
                             TO THE
                      AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                               OF
                         MEDCROSS, INC.

     Pursuant to Article III of the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") of Medcross, Inc. (the "Corporation"), and the provisions of Section 607.0602 of the Florida Business Corporation Act, the board of directors of the Corporation (the "Board of Directors") previously designated 240,000 shares of Class C Preferred Stock on or about December 18, 1995, when the Corporation filed with the Secretary of State of the State of Florida, Articles of Amendment to the Amended and Restated Articles of Incorporation of Medcross, Inc. No Class C Preferred Stock shares were issued pursuant to such designation. At its meeting on April 17, 1996, the Board of Directors has resolved to further amend Article III of the Articles of Incorporation and specifically to modify the rights and preferences relating to the 240,000 shares of Class C Preferred Stock as set forth hereinbelow.

      1.  The name of the corporation is Medcross, Inc.

      2. Article III is hereby ameded by adding Section III(f), which shall read in its entirety as follows:

          (f) Of the 500,000 shares of Preferred Stock authorized hereunder, 240,000 shares of Preferred Stock shall be designated as Class C 12% Cumulative Convertible Preferred Stock (the "Class C Preferred Stock"), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

               1. Dividends. The holders of the Class C Preferred Stock ("Holders") shall be entitled to cumulative preferential dividends, when, as and if declared by the Board of Directors in an amount equal to 12% per annum of the liquidation preference per share of $40.00. Dividends may be paid (to the extent permissible under the Florida Business Corporation Act) to the holders of the Class C Preferred Stock in cash and/or shares of Common Stock (or any combination thereof), at the option of the Corporation. To the extent that Dividends are paid in shares of Common Stock, the shares will be valued at last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two days immediately preceding such issuance or sale and the day of such issuance or sale.

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               2.   Liquidation Rights.  In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Class C Preferred Stock shall be entitled to receive $40.00 per share.

               3. Voting Rights. Except as otherwise required by applicable law, the Class C Preferred Stock shall have no voting rights.

               4. Redemption. The Corporation may not redeem any shares of Class C Preferred Stock; provided, however, that nothing herein shall prohibit the Corporation in its sole discretion from repurchasing the Class C Preferred Stock in negotiation transaction(s) with the Holders.

               5.   Conversion Into Common Stock.

                    (a) Subject to the terms and conditions of this subsection, issued and outstanding shares of Class C Preferred Stock are convertible at the option of the holder thereof into shares of common stock, par value $.007 per share (the "Common Stock") of the Corporation ninety days after issuance, provided, however, on May 31, 1997, (the "Conversion Date"), all of the out-standing Class C Preferred Stock shall automatically be converted, provided urther that such Common Stock is the subject of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), without further action of the Corporation or the Holders of the Class C Preferred Stock, into shares of Common Stock as set forth herein. The shares of Class C Preferred Stock held by each holder thereof shall be converted into seven (7) shares of Common Stock. However, on any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the last full usiness day before the date fixed for payment of the amount distributable on the Class C Preferred Stock, provided that thirty days prior written notice of the same by the Company is sent to the Holders at their address of record.

                    (b) Promptly after the receipt of certificates representing Class C Preferred Stock and surrender of Class C Preferred Stock, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such Class C Preferred Stock. No fractional shares shall be issued upon conversion of the Class C Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the Conversion Date (or on the next preceding business day if the Conversion Date is not a business day) and at that time the rights of the holder of Class C Preferred Stock, as such holder, shall cease, and the holder of the Class C Preferred Stock shall become the holder of record of shares of Common Stock.

               6. Rank. With respect to the payment of dividends and upon liquidation, the shares of the Class C Preferred Stock shall be subordinate to the issued and outstanding shares of Class A Preferred Stock and Class B Preferred Stock of the Corporation and shall rank senior to the shares of Preferred Stock and to the shares of Common Stock of the Corporation."

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               7.   Registration Rights.  The Corporation hereby covenants and agrees as follows:

                    (a) Definitions. As used herein, the following terms shall have the meanings set forth below:


                         (1)  The terms "register," "registered" and
"registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement or document.

                         (2)  The term "Registrable Securities" shall mean:
(a) the Common Stock issuable upon conversion of the Class C Preferred Stock and (b) any Common Stock issued in payment of dividends on the Class C Preferred Stock.

                    (b) Registration Rights. The Corporation shall file a registration statement on one occasion covering the Registrable Securities as soon as practicable and use its best-efforts to have such registration statement declared effective on or before the Conversion Date. The registration statement filed pursuant to this section may, subject to the provisions of this section, include other securities of the Corporation and may include securities of the Corporation being sold for the account of the Corporation.

                    If the Holders intend to distribute the Registrable Securities covered by the registration statement by means of an underwriting, they shall so advise the Corporation in writing, and the Corporation shall include such information in the written notice referred to in this subsection. The right of any party hereto to registration pursuant to this section shall be conditioned upon such party's participation in such underwriting and the inclusion of such party's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and such party) to the extent provided herein.

                    If the underwriter (or managing underwriter on behalf of all the underwriters) has not limited the number of Registrable Securities to be underwritten, the Corporation may include securities for its own account or for the account of other shareholders in such registration if the underwriters in their absolute discretion so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                    (c) Obligations of the Corporation. Whenever required hereunder to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

                         (1)  Prepare and file with the Securities and Exchange
Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for at least nine (9) months.

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                         (2)  Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.


                         (3)  Furnish to the Holders such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other Corporate Materials as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                         (4)  Use its best efforts to register and qualify the
securities covered by such registration statement under the securities laws of such jurisdiction as shall be reasonably requested by the Holders for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

                         (5)  In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

                         (6)  Notify the Holders, promptly after the
Corporation shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

                         (7)  Notify the Holders of any stop order suspending
the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

                    (d) Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant hereto that the Holder, having chosen to have its Registrable Securities included for registration, shall furnish to the Corporation such information regarding the Holder, its Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registration thereof. The Holder shall be required to represent to the Corporation that all such information which is given is complete and accurate in all material respects. The Holder shall deliver to the Corporation a statement in writing from the beneficial owners of such securities that such beneficial owners bona fide intend to sell, transfer or otherwise dispose of such securities.

                    (e)  Expenses.

                         (1)  Registration Expenses.  All expenses incurred by
the Corporation in complying with this section, including with out limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, "Blue Sky" fees and expenses, and the expense of any special audits incident to or required by any such registration shall be borne by the Corporation.

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                         (2)  Selling Expenses.  All underwriting discounts,
underwriters' expense allowance, and selling commissions applicable to the sale of Registrable Securities by the Holders and all fees and disbursements of any special counsel (other than the Corporation's counsel) shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.


                    (f) Underwriting Requirements. All Holders proposing to distribute their Registrable Securities through an underwriting in which the Corporation has proposed or is proposing to participate, shall (together with the Corporation and any other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Corporation. Notwithstanding any other subsection of this section, at the request of the managing underwriter, the Holder shall delay the sale of Registrable Securities which such Holder has requested be registered hereunder for up to ninety (90) days following the effective date of the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

                    (g) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section.

                    (h) Indemnification. In the event that any Registrable Securities are included in a registration statement pursuant hereto:

                         (1)  To the extent permitted by law, the Corporation
will indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the Corporation of the Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any applicable state securities law; and the Corporation will reimburse the

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Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or broker, if a copy of the prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.

                         (2)  To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Corporation, its directors, its officers, any person who controls the Corporation within the meaning of the Act or the Exchange Act, any underwriter (within the meaning of the Act) for the Corporation and any person who controls such underwriter against any losses, claims, damages or liabilities (joint or several) to which the Corporation or any such director, officer, controlling person or underwriter or controlling person may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                         (3)  Promptly after receipt by an indemnified party of
notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such
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counsel in such proceeding.  The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party hereunder, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this subsection.

                    (i) Reports Under Exchange Act. Following registration of the Corporation's securities under the Exchange Act and with a view of making available to the Holders the benefits of Rule 144 under the Act and any other rule or regulation promulgated by the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees to:

                         (1)  Use its best efforts to make and keep public
information available, as those terms are understood and defined in Rule 144, at all times;and


                         (2)  Use its best efforts to file with the SEC in a
timely manner all reports and other documents required of the Corporation under the Act and the Exchange Act.

                    (j)  Termination of the Corporation's Obligations.

                         (1)  The Corporation shall have no obligations
pursuant to Subsection 7(b) or 7(c) with respect to any request made by the Holder after April 29,1999.

                         (2)  Notwithstanding any provision hereof to the
contrary, the Corporation shall not be required to effect any registration under the Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel for the Corporation, the offering or transfer by such Holder or Holders in the manner proposed (including without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Act and the securities or "Blue Sky" laws of applicable states.

                    (k) Holder's Acceptance of Obligations. Acceptance of this Warrant by its Holder(s) shall be deemed to constitute the unqualified acceptance by the Holder of all of the terms and conditions set forth herein.

3.   The Corporation has not yet issued shares of Class C Preferred Stock.

4. The foregoing amendment was duly adopted by the Board of Directors, without the requirement of shareholder action, by meeting held on April 17, 1996, pursuant to the provisions of the Florida Business Corporation Act.

5.   Shareholder action is not required to effectuate the action taken hereby.

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IN WITNESS WHEREOF, Medcross, Inc. has caused this Certificate of Amendment to
theArticles of Incorporation to be executed by its President and attested to by its Secretary this 26th day of April, 1996.

                                        MEDCROSS, INC.



                                        By:  /s/ Henry Y.L. Toh
                                             Henry Y.L. Toh, President

ATTEST:  /s/ Stephanie E. Giallourakis
        Stephanie E. Giallourakis, Secretary




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